Exhibit 99.1
For Immediate Release	Contact: Frank Paci
March 10, 2010	(919) 774-6700

The Pantry to Present at the Bank of America Merrill Lynch 2010 Consumer Conference

Cary, N.C., March 4, 2010 -- The Pantry, Inc. (Nasdaq:PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that Company management will present at the Bank of America Merrill Lynch 2010 Consumer Conference in New York, New York.

The session featuring Frank G. Paci, Executive Vice President and Chief Financial Officer of The Pantry, is scheduled for 4:20 p.m. EST on Wednesday, March 10, 2010. A live audio webcast will be accessible through the Investors section of the Company’s web site at www.thepantry.com, and a replay will be available for 14 days after the conference.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of March 3, 2010, the Company operated 1,654 stores in eleven states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.